As filed with the Securities and Exchange Commission on January 24, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PATTERSON-UTI ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2504748
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10713 West Sam Houston Parkway North, Suite 800

Houston, Texas 77064

(281) 765-7100

(Addresses, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Seth D. Wexler

General Counsel and Secretary

Patterson-UTI Energy, Inc.

10713 West Sam Houston Parkway North, Suite 800

Houston, Texas 77064

(281) 765-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas E. McWilliams

Stephen M. Gill

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fees(2)
Common Stock, par value $0.01 per share

(1)	There is being registered hereunder an indeterminate number of shares of common stock as may be issued and sold, from time to time, by the registrant at indeterminate prices.
(2)	Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fees for all securities that may be offered by the registrant.

PROSPECTUS

Patterson-UTI Energy, Inc.

Common Stock

We may offer and sell shares of our common stock, par value $0.01 (“common stock”), from time to time at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell the shares of common stock through agents, through underwriters or dealers or directly to one or more purchasers, including existing shareholders. This prospectus provides you with a general description of our common stock and the general manner in which we will offer these securities. Each time shares of our common stock are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “PTEN.”

Our principal executive offices are located at 10713 West Sam Houston Parkway North, Suite 800, Houston, Texas 77064, and our telephone number at that address is (281) 765-7100.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” on page 5 of this prospectus for information on certain risks related to the purchase of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 24, 2017.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell the securities described in this prospectus in one or more offerings. This prospectus generally describes Patterson-UTI Energy, Inc. and the shares of common stock that we may offer. Each time securities are offered by means of this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

ABOUT PATTERSON-UTI ENERGY, INC.

We are a Houston, Texas-based oilfield services company that owns and operates in the United States one of the largest fleets of land-based drilling rigs and a large fleet of pressure pumping equipment. Our contract drilling business operates in the continental United States and western Canada. We provide pressure pumping services to oil and natural gas operators primarily in Texas and the Appalachian region. We also own and invest in oil and natural gas assets that are primarily located in Texas and New Mexico as a non-operating working interest owner. Through our Warrior Rig Technologies subsidiary we provide pipe handling components and related technology to drilling contractors around the world. As of January 22, 2017, we had a drilling fleet that included 161 APEX® rigs, and we had approximately 1.0 million hydraulic fracturing horsepower to provide pressure pumping services.

Our principal executive offices are located at 10713 West Sam Houston Parkway North, Suite 800, Houston, Texas 77064, and our telephone number at that address is (281) 765-7100. Our website address is www.patenergy.com. The information on our website is not part of this prospectus.

As used in this prospectus, the “Company,” “we,” “our,” “us” or like terms mean Patterson-UTI Energy, Inc. and its consolidated subsidiaries unless we state otherwise or the context otherwise requires.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

We incorporate by reference the documents listed below, any documents we may file pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until the termination of each offering under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 from our Definitive Proxy Statement on Schedule 14A for our 2016 Annual Meeting of Stockholders, filed with the SEC on April 15, 2016;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

•	our Current Reports on Form 8-K filed on June 2, 2016, July 12, 2016, December 13, 2016, January 5, 2017, January 17, 2017, January 23, 2017 and January 24, 2017; and

•	the description of Patterson-UTI common stock contained in our registration statement on Form S-4 filed with the SEC on July 24, 2003, including any subsequently filed amendments and reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Patterson-UTI Energy, Inc.

10713 West Sam Houston Parkway North, Suite 800

Houston, Texas 77064

(281) 765-7100

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy documents filed by us with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at http://www.sec.gov.

Our common stock is listed and traded on The Nasdaq Global Select Market (the “NASDAQ”). Our reports, proxy statements and other information filed with the SEC can also be inspected and copied at NASDAQ Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006.

We also make available free of charge on our website at www.patenergy.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, without limitation, statements relating to: liquidity; revenue and cost expectations and backlog; financing of operations; oil and natural gas prices; source and sufficiency of funds required for building new equipment, upgrading existing equipment and additional acquisitions (if opportunities arise); impact of inflation; demand for our services; competition; equipment availability; government regulation; debt service obligations; and other matters. Our forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “project,” “pursue,” “should,” “strategy,” “target,” or “will,” or the negative thereof and other words and expressions of similar meaning. The forward-looking statements are based on certain assumptions and analyses we make in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from actual future results expressed or implied by the forward-looking statements. These risks and uncertainties also include those set forth under “Risk Factors,” beginning on page 6, as well as, among others, risks and uncertainties relating to:

Forward-looking statements may include statements about our:

•	Uncertainty as to whether the conditions to closing our previously announced merger (the “SSE merger”) with Seventy Seven Energy Inc. (“SSE”) will be satisfied, including the required approval of our and SSE’s respective stockholders, or whether the SSE merger will be completed;

•	The diversion of management time on merger-related issues;

•	The ultimate timing, outcome and results of integrating our operations with those of SSE;

•	The effects of our business combination with SSE, including the combined company’s future financial condition, results of operations, strategy and plans;

•	Potential adverse reactions or changes to business relationships resulting from the announcement or completion of the SSE merger;

•	Expected benefits from the SSE merger and our ability to realize those benefits;

•	Expectations regarding regulatory approval of the SSE merger;

•	Whether merger-related litigation will occur and, if so, the results of any litigation, settlements and investigations;

•	Availability of capital and the ability to repay indebtedness when due;

•	Volatility in customer spending and in oil and natural gas prices that could adversely affect demand for our services and their associated effect on rates;

•	Loss of key customers;

•	Utilization, margins and planned capital expenditures;

•	Interest rate volatility;

•	Compliance with covenants under our debt agreements;

•	Excess availability of land drilling rigs and pressure pumping equipment, including as a result of reactivation or construction;

•	Equipment specialization and new technologies;

•	Operating hazards attendant to the natural gas and oil business;

•	Failure by customers to pay or satisfy their contractual obligations (particularly with respect to fixed term contracts);

•	Difficulty in building and deploying new equipment;

•	Expansion and development trends of the oil and gas industry;

•	Weather;

•	Shortages, delays in delivery and interruptions in supply of equipment, supplies and materials;

•	The ability to retain management and field personnel;

•	The ability to effectively identify and enter new markets;

•	The ability to realize backlog;

•	Strength and financial resources of competitors;

•	Environmental risks and ability to satisfy future environmental costs;

•	Global economic conditions;

•	Operating costs;

•	Competition and demand for our services;

•	Liabilities from operations for which we or SSE, as applicable, do not have and receive full indemnification or insurance;

•	Governmental regulation;

•	Ability to obtain insurance coverage on commercially reasonable terms;

•	Financial flexibility; and

•	Other financial, operational and legal risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”).

We caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in our most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings. The forward-looking statements speak only as of the date made and, other than as required by law, we do not undertake any obligation to update publicly or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements concerning us, the SSE merger or other matters and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK

As of January 23, 2017, our authorized capital stock consisted of 300,000,000 shares of common stock, par value $0.01 per share, of which 148,165,455 shares were outstanding, and 1,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding. The following summary of the capital stock and restated certificate of incorporation and amended and restated bylaws of Patterson-UTI Energy, Inc. does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws.

Common Stock

Voting Rights

The holders of shares of Patterson-UTI common stock (the “Patterson-UTI shares”) are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors. Holders of Patterson-UTI shares do not have cumulative voting rights.

Dividends

The holders of Patterson-UTI shares are entitled to receive dividends when, as and if declared by the Patterson-UTI board of directors out of funds legally available therefor. However, if any shares of Patterson-UTI preferred stock are at the time outstanding, the payment of dividends on Patterson-UTI shares or other distributions (including Patterson-UTI’s repurchase of Patterson-UTI shares) will be subject to the declaration and payment of all cumulative dividends on outstanding shares of Patterson-UTI preferred stock.

Liquidation

In the event of the dissolution, liquidation or winding up of Patterson-UTI, the holders of Patterson-UTI shares will be entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of Patterson-UTI indebtedness, and the payment of the aggregate liquidation preference of the preferred stock.

Other Rights

The holders of Patterson-UTI shares do not have any conversion, redemption or preemptive rights.

Transfer Agent and Registrar

The transfer agent and registrar for Patterson-UTI shares is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on the NASDAQ under the symbol “PTEN.”

Preferred Stock

The Patterson-UTI board of directors can, without approval of its stockholders, issue one or more additional series of preferred stock and determine the number of shares of each series and the rights, preferences and limitations of each series by appropriate board resolutions. The terms of the preferred stock will be subject to and qualified by the certificate of designation relating to any applicable series of preferred stock. Undesignated preferred stock may enable the Patterson-UTI board of directors to render more difficult or to discourage an attempt to obtain control of Patterson-UTI by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of Patterson-UTI’s management. As a result, the issuance of shares of a series of preferred stock may discourage bids for Patterson-UTI shares or may otherwise adversely affect the market price of Patterson-UTI shares or any other of Patterson-UTI preferred stock. The issuance of shares of preferred stock may also adversely affect the rights of the holders of Patterson-UTI shares. For example, any preferred stock issued may rank prior to Patterson-UTI shares as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into Patterson-UTI shares or other securities.

Section 203 of DGCL

Patterson-UTI is subject to Section 203 of the DGCL. Subject to limited exceptions, Section 203 of the DGCL prohibits “business combinations,” including certain mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an “interested stockholder” who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (1) the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the corporation prior to the transaction, (2) after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including (a) shares held by officers and directors of the interested stockholder and (b) shares held by specified employee benefit plans, or (3) at or subsequent to such time the person becomes an interested stockholder, the business combination is approved by the board of directors and holders of at least 66 2⁄3% of the outstanding voting stock, excluding shares held by the interested stockholder.

Other Provisions Having a Possible Anti-Takeover Effect

In addition to being subject to Section 203 of the DGCL, Patterson-UTI’s restated certificate of incorporation and amended and restated bylaws contain certain provisions that could discourage potential takeover attempts and make more difficult attempts by stockholders to change management. The following paragraphs set forth a summary of these provisions:

Special Meetings of Stockholders

The Patterson-UTI restated certificate of incorporation provides that special meetings of stockholders may be called only by the Patterson-UTI board of directors (or a majority of the members thereof), the chief executive officer, the president or the holders of a majority of the outstanding stock entitled to vote at such special meeting. This provision will make it more difficult for Patterson-UTI stockholders to call a special meeting.

No Stockholder Action by Written Consent

The Patterson-UTI restated certificate of incorporation provides that stockholder action may be taken only at annual or special meetings and not by written consent of the stockholders.

PLAN OF DISTRIBUTION

We may sell shares of our common stock pursuant to this prospectus and any accompanying prospectus supplement:

•	through agents;

•	through underwriters or dealers;

•	directly to one or more purchasers, including existing shareholders; or

•	any combination of the foregoing methods.

We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents and any delayed delivery arrangements.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices at varying prices determined at the time of sale, or at negotiated prices or prices.

By Agents

Securities offered by us pursuant to this prospectus may be sold through agents designated by us. Unless otherwise indicated in the prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

By Underwriters

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise indicated in the prospectus supplement, the underwriters must purchase all the securities of the series offered by a prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

Securities offered by us pursuant to this prospectus may also be sold directly by us. In this case, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Arrangements

We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

General Information

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Patterson-UTI Energy, Inc. for the year ended December 31, 2015 and the audited historical financial statements of Seventy Seven Energy Inc. included as Exhibit 99.1 to Patterson-UTI Energy, Inc.’s Current Report on Form 8-K dated January 23, 2017 have been so incorporated in reliance on the reports (which the Seventy Seven Energy Inc. report contains an explanatory paragraph relating to Seventy Seven Energy Inc. actively exploring and evaluating strategic alternatives to reduce the level of its long-term debt and lower its future cash interest obligations) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.*

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby.

Securities and Exchange Commission registration fee	$	*
Printing and mailing fees	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Miscellaneous	$	**

Total	$	**

*	The registrants are deferring payment of the registration fee in reliance on Rules 456(b) and 457(r).
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Officers and Directors.

Patterson-UTI is a Delaware corporation subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware, which is referred to in this Registration Statement on Form S-3 as the “Delaware General Corporation Law.” Under Section 145 of the Delaware General Corporation Law, each director and officer of Patterson-UTI may be indemnified by Patterson-UTI against all expenses and liabilities (including attorney’s fees, judgments, fines and amounts paid in settlement) actually or reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings (other than a proceeding by or in the right of Patterson-UTI) in which he or she is involved by reason of the fact that he or she is or was a director or officer of Patterson-UTI if such director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of Patterson-UTI and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of Patterson-UTI, the director or officer (i) may be indemnified by Patterson-UTI only for expenses (including attorneys’ fees) but not for judgments, fines or amounts paid in settlements and (ii) may not be indemnified for expenses in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to Patterson-UTI unless a court determines otherwise.

Patterson-UTI’s amended and restated bylaws and restated certificate of incorporation both provide for the indemnification of Patterson-UTI’s directors and officers, to the fullest extent permitted by the Delaware General Corporation Law, for all liability and loss (including attorney’s fees) incurred in defending actions brought against them arising out of the performance of their duties. Patterson-UTI’s restated certificate of incorporation also contains a provision that eliminates, subject to certain exceptions, to the fullest extent permitted by the Delaware General Corporation Law, the personal liability of each director of Patterson-UTI to Patterson-UTI and its stockholders for monetary damages for breaches of fiduciary duty as a director.

The foregoing is only a general summary of certain aspects of Delaware law and Patterson-UTI’s restated certificate of incorporation and amended and restated bylaws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the Delaware General Corporation Law and Patterson-UTI’s restated certificate of incorporation and amended and restated bylaws.

Patterson-UTI has entered into indemnification agreements with its directors and executive officers, and intends to enter into indemnification agreements with any new directors and executive officers in the future. Pursuant to such agreements, Patterson-UTI will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of Patterson-UTI or assumed certain responsibilities at the direction of Patterson-UTI. The preceding discussion of Patterson-UTI’s indemnification agreements is not intended to be exhaustive and is qualified in its entirety by reference to such indemnification agreements.

Item 16.	Exhibits.

The exhibits listed below in the “Exhibit Index” are part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on January 24, 2017.

Patterson-UTI Energy, Inc.

By:	/s/ William Andrew Hendricks, Jr.
William Andrew Hendricks, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Andrew Hendricks, Jr. and John E. Vollmer III, or either of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign this registration statement and any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark S. Siegel	Chairman of the Board	January 24, 2017
Mark S. Siegel

/s/ William Andrew Hendricks, Jr.		January 24, 2017
William Andrew Hendricks, Jr. (Principal Executive Officer)	President and Chief Executive Officer

/s/ John E. Vollmer III John E. Vollmer III (Principal Financial and Accounting Officer)	Senior Vice President — Corporate Development, Chief Financial Officer and Treasurer	January 24, 2017

/s/ Kenneth N. Berns	Director	January 24, 2017
Kenneth N. Berns

/s/ Charles O. Buckner	Director	January 24, 2017
Charles O. Buckner

/s/ Michael W. Conlon	Director	January 24, 2017
Michael W. Conlon

/s/ Curtis W. Huff	Director	January 24, 2017
Curtis W. Huff

/s/ Terry H. Hunt	Director	January 24, 2017
Terry H. Hunt

/s/ Tiffany J. Thom	Director	January 24, 2017
Tiffany J. Thom

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger by and among Patterson-UTI Energy, Inc., Pyramid Merger Sub, Inc. and Seventy Seven Energy Inc., dated as of December 12, 2016 (filed December 13, 2016 as Exhibit 2.1 to the Company’s Current Report on Form 8-K and incorporated herein by reference).

4.1	Restated Certificate of Incorporation, as amended (filed August 9, 2004 as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 and incorporated herein by reference).

4.2	Certificate of Amendment to the Restated Certificate of Incorporation, as amended (filed August 9, 2004 as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 and incorporated herein by reference).

4.3	Certificate of Elimination with respect to Series A Participating Preferred Stock (filed October 27, 2011 as Exhibit 3.1 to the Company’s Current Report on Form 8-K and incorporated herein by reference).

4.4	Second Amended and Restated Bylaws of Patterson-UTI Energy, Inc. (filed August 6, 2007 as Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 and incorporated herein by reference).

5.1**	Opinion of Vinson & Elkins L.L.P.

23.1**	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Patterson-UTI Energy, Inc.

23.2**	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Seventy Seven Energy Inc.

23.3**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 above).

24.1**	Powers of Attorney (included on signature pages to this Registration Statement).

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of Patterson-UTI Energy, Inc.
**	Filed herewith.